EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Appoints Chief Financial Officer

CALGARY (May 19, 2014) – Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) today announced the appointment of Greg Phaneuf to Senior Vice President, Finance and Chief Financial Officer (CFO), effective June 1, 2014.

"Greg brings important expertise to the office of the CFO for Ivanhoe Energy,” said Carlos A. Cabrera, Executive Chairman. “His financial experience and knowledge of our company will be invaluable as we work to deliver our plan and build value for all of Ivanhoe’s stakeholders.”

Mr. Phaneuf brings 23 years of experience in the financial and energy sectors.  Prior to his nearly four years at Ivanhoe in the role of Senior Vice President, Business Development and Corporate Strategy, he was Vice President, Corporate Development for The Churchill Corporation where he led all acquisition and associated fundraising activities. Prior to that Mr. Phaneuf was Vice President, Finance and Chief Financial Officer of a private energy resource and development company which today has production in excess of 20,000 barrels of oil equivalent per day. He was also Treasurer for Western Oil Sands, where he actively participated in that company's financings, M&A activities and risk management functions. Western Oil Sands ultimately sold to a third party for an enterprise value in excess of $7 billion.  Mr. Phaneuf holds a Bachelor of Commerce Degree from the University of Saskatchewan and is a member of the Canadian and Alberta Institute of Chartered Accountants and a Chartered Financial Analyst charter holder.

As part of his new responsibilities, Mr. Phaneuf will continue to advance Ivanhoe’s corporate development activities.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could,"

"plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Ivanhoe Energy Hilary McMeekin Manager, Corporate Communications (403) 817 1108 hmcmeekin@ivanhoeenergy.com